Exhibit 10.10
AMENDMENT
This Amendment (this “Amendment”), dated August 31, 2007, by and between Applied Digital Solutions, Inc., a Delaware corporation (the “Company”), Laurus Master Fund, Ltd. (“Laurus”), Valens Offshore SPV I, Ltd. (“VOF”) and Valens U.S. SPV I, LLC (“VON” and together with Laurus and VOF, the “Required Purchasers” and each, a “Required Purchaser”), amends that certain Common Stock Purchase Warrant, issued as of August 24, 2006 by the Company in favor of Laurus Master Fund, Ltd. and exercisable into up to 1,719,745 shares of Common Stock of the Company (as amended, modified or supplemented from time to time, the “Warrant”). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement, dated as of August 24, 2006, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Purchase Agreement”).
PREAMBLE
WHEREAS, pursuant to the terms of the Purchase Agreement, the Company issued and sold the Warrant to Laurus;
WHEREAS, Laurus subsequently assigned a portion of the Warrant to each of VOF, VON and PSOURCE STRUCTURED DEBT LIMITED; and
WHEREAS, the Required Purchasers and the Company desire to amend Warrant.
NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. The “Exercise Price” of the Warrant is hereby amended by deleting the price “$1.88” appearing therein and inserting the price “$1.35” in lieu thereof.
2. Effective on the Waiver Effective Date (as defined below), Section 10 of the Warrant is hereby deleted in its entirety and the following new Section 10 is hereby inserted in lieu thereof:
“10. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock). As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. For any reason at any time, upon written or oral request of the Holder, the Company shall within three (3) business days confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date. The limitations set forth herein (x) may be waived by the Holder upon provision of no less than sixty-one (61) days prior written notice to the Company and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), except that at no time shall the Company be obligated to issue any shares of Common Stock pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement (as defined in the Purchase Agreement) if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of this Warrant, the Purchase Agreement or any Related Agreement without violating the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules or regulations of the Principal Market for issuances of Common Stock in excess of such amount. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Company and acquirable by the Holder pursuant to the terms of this Warrant, the Purchase Agreement, any Related Agreement (as defined in the Purchase Agreement) or otherwise, shall not exceed an aggregate of 13,567,898 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock).”
3. The Company understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. The Company agrees to file an 8-K within 4 business days of the date hereof and in the form otherwise prescribed by the SEC.
4. This Amendment shall be effective as of the date hereof following the execution and delivery of this Amendment by each of the Company, Laurus, VON and VOF.
5. The Company and Required Purchasers agree that, upon execution of this Amendment by the Company and the Required Purchasers (the “Waiver Effective Date”), the Company will be deemed to have received notice from the Required Purchasers of the Required Purchasers’ waiver of the 4.99% conversion limitation set forth in Section 10 of the Warrant, which waiver shall become effective on the 61st day following the Waiver Effective Date.

6. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Warrant, and all of the other forms, terms and provisions of the Warrant remains in full force and effect.
7. From and after the Amendment Effective Date, all references in the Purchase Agreement and the Related Agreement referred to therein to the “Warrant” shall be deemed to be references to the “Warrant” as modified hereby.
8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:		PURCHASER:

Applied Digital Solutions, Inc.		Laurus Master Fund, Ltd.

By:	/s/ Lorraine M. Breece	By:	/s/ David Grin

Name:	Lorraine M. Breece	Name:	David Grin

Title:	SVP, ACFO	Title:	Director

Valens Offshore SPV I, Ltd.
By: Valens Capital Management, LLC, its Investment Manager

		By:	/s/ David Grin

		Name:	David Grin

		Title:	Authorized Signatory

Valens U.S. SPV I, LLC
By: Valens Capital Management, LLC, its Investment Manager

		By:	/s/ David Grin

		Name:	David Grin

		Title:	Authorized Signatory

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